FORM S-8

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 WAUSAU-MOSINEE PAPER CORPORATION
      (Exact name of registrant as specified in its charter)

           WISCONSIN                                  39-0690900
 (State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                  Identification No.)

                      1244 KRONENWETTER DRIVE
                  MOSINEE, WISCONSIN  54455-9099
        (Address of principal executive offices)  (Zip Code)

                     MOSINEE PAPER CORPORATION
                 1994 EXECUTIVE STOCK OPTION PLAN
                     (Full title of the plan)

                         GARY P. PETERSON
       SENIOR VICE PRESIDENT-FINANCE, SECRETARY AND TREASURER
                 WAUSAU-MOSINEE PAPER CORPORATION
                      1244 KRONENWETTER DRIVE
                      MOSINEE, WI  54455-9099
                          (715) 693-4470

                            Copies to:
                       ARNOLD J. KIBURZ III
                      RUDER, WARE & MICHLER,
                     A LIMITED LIABILITY S.C.
                           P.O. BOX 8050
                      WAUSAU, WI  54402-8050
                          (715) 845-4336
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                         Proposed       Proposed maximum
 Title of securities  Amount to be   Maximum offering  aggregate offering     Amount of
  to be registered     registered     price per unit         price        registration fee
 Common stock,          350,000          $     (1)        $     (1)          $2,102(2)
 no par value           shares

    (1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457(h).
    (2) Calculated pursuant to Rule 457(c) as of December 11, 1997.

                              PART II

                    INFORMATION REQUIRED IN THE
                      REGISTRATION STATEMENT

 ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

 The following documents filed by Wausau-Mosinee Paper Corporation ("Registrant") or the Mosinee Paper Corporation 1994 Executive Stock Option Plan (the "Plan") are incorporated by reference in and made a part of this Registration Statement by this reference except to the extent that any statement or information therein is modified, superseded or replaced by a statement or by information contained in any other subsequently filed document incorporated herein by reference:

     (1) Registrant's annual report on Form 10-K for the year ended August 31, 1997.

     (2)  Descriptions of Registrant's common stock in:

          (a)  Item 14, Form 10, December 10, 1973;

          (b)  Item 4, caption "Amendment of Restated Articles of
               Incorporation," quarterly report on Form 10-Q for the period ended February 29, 1992;

          (c) Description of common stock set forth in Exhibit (99)(a) to Registrant's Form S-8, registration number 33-44922, as filed on August 25, 1995;

          (d) Item 5, caption "Common Stock Increase," quarterly report on Form 10-Q for the period ended November 30, 1995; and

          (e) Any amendment or report, including a report on Form 10-K, Form 8-K or Form 10-Q, filed by the Registrant for the purpose of updating the descriptions contained in the documents described in (a), (b), (c) and (d).

     (3)  From the date of filing of such documents described in (1) and
          (2), above, all documents filed by Registrant or the Plan with the Commission pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

 ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

 ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

 ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Registrant is incorporated under the Wisconsin Business Corporation Law pursuant to sections 180.0850 to 180.0859 of the Wisconsin statutes and, subject to the limitations stated therein, is required to indemnify any director or officer against liability and reasonable expenses (including attorneys' fees) incurred by such person in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding in which such person is made a party by reason of being or having been a director or officer of Registrant, unless liability was incurred because such person breached or failed to perform a duty owed to the Registrant which constituted (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which such person has a material conflict of interest; (ii) a violation of criminal law, unless such person had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which such person derived an improper personal profit; or (iv) willful misconduct. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights or indemnification to which a person may be entitled under the Registrant's articles of incorporation or bylaws, or any written agreement, vote of shareholders or disinterested directors, or otherwise.

     Section 180.0859 of the Wisconsin statutes provides that it is the public policy of the State of Wisconsin that such indemnification provisions apply, to the extent applicable to any other proceeding, to, among other things, the offer, sale or purchase of securities in any proceeding involving a state or federal statute.

     Sections 10.1-10.2 of the Registrant's bylaws are substantially similar to the provisions of sections 180.0850 to 180.0859 of the Wisconsin statutes. The Registrant's bylaws extend coverage to directors or officers serving in a fiduciary or administrative capacity and also set forth procedures to be followed in obtaining indemnification. Officers and directors of the Registrant are also insured, subject to certain specified exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective offices, which include claims under the Securities Act of 1933, as amended.

     The Registrant has in effect insurance policies which, among other things, insure directors and officers of the Registrant against certain claims which are not indemnified by the Registrant.

 ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

 ITEM 8.  EXHIBITS.
     Exhibit 4.1 Restated Articles of Incorporation of Wausau-Mosinee Paper Corporation, as amended effective as of December 17, 1997.

     Exhibit 4.2 Restated Bylaws of Wausau-Mosinee Paper Corporation, as last amended December 17, 1997.

     Exhibit 4.3 Mosinee Paper Corporation 1994 Executive Stock Option Plan (incorporated by reference to Item 6(a), Exhibit
                  10.7 to the Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1997).

     Exhibit 5.1  Opinion of Ruder, Ware & Michler, A Limited Liability
                  S.C.

     Exhibit 23.1 Consent of Wipfli Ullrich Bertelson LLP.

     Exhibit 24.1 Powers of attorney are set forth under "Signatures,"
                  page 8 of this Form S-8.

 ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

                (i) To include any prospectus required by Section 10(a)(3)
                    of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
 Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wausau, State of Wisconsin, on December 17, 1997.

                                   WAUSAU-MOSINEE PAPER CORPORATION



                                   By:  GARY P. PETERSON
                                        Gary P. Peterson
                                        Senior Vice President-Finance,
                                        Secretary and Treasurer
                                        (On behalf of Registrant and
                                        as Principal Financial Officer and
                                        Principal Accounting Officer)

                            SIGNATURES


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel R. Olvey and Gary P. Peterson and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed on December 17, 1997 by the following persons in the capacities indicated.



 SAN W. ORR, JR.                   DANIEL R. OLVEY
 San W. Orr, Jr.                   Daniel R. Olvey
 Chairman of the Board             President and Chief Executive
                                   Officer and a Director
                                   (Principal Executive Officer)


 DAVID B. SMITH, JR.               GARY W. FREELS
 David B. Smith, Jr.               Gary W. Freels
 Director                          Director



 HARRY R. BAKER                    RICHARD L. RADT
 Harry R. Baker                    Richard L. Radt
 Director                          Director



 RICHARD G. JACOBUS                WALTER ALEXANDER
 Richard G. Jacobus                Walter Alexander
 Director                          Director

                           EXHIBIT INDEX
                                TO
                             FORM S-8
                                OF
                 WAUSAU-MOSINEE PAPER CORPORATION
             PURSUANT TO <section>232.102(D) OF REGULATION S-T
                      (17 C.F.R. <section>232.102(D))



     EXHIBIT 4.1 RESTATED ARTICLES OF INCORPORATION OF WAUSAU-MOSINEE PAPER CORPORATION, AS AMENDED EFFECTIVE AS OF
                  DECEMBER 17, 1997.

     EXHIBIT 4.2 RESTATED BYLAWS OF WAUSAU-MOSINEE PAPER CORPORATION, AS LAST AMENDED DECEMBER 17, 1997.

     EXHIBIT 5.1  OPINION OF RUDER, WARE & MICHLER, A LIMITED LIABILITY
                  S.C.

     EXHIBIT 23.1 CONSENT OF WIPFLI ULLRICH BERTELSON LLP.